UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 20, 2007

New Century Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32314	56-2451736
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

18400 Von Karman Avenue, Suite 1000, Irvine, California		92612
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 440-7030

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Debtor-in-Possession Financing Agreement

The description of the DIP Credit Facility under Item 2.03 below is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, New Century Financial Corporation (the "Company") obtained a commitment from The CIT Group/Business Credit, Inc. ("CIT"), and Greenwich Capital Financial Products, Inc. ("Greenwich" and together with CIT, the "Lenders") to provide the Company up to $150 million in debtor-in-possession financing (the "DIP Credit Facility"), subject to the approval of the U.S. Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). The Company subsequently received interim approval from the Bankruptcy Court on April 5, 2007, to enter into the DIP Credit Facility. On April 20, 2007, the Company executed the DIP Credit Facility, with an effective date of April 13, 2007, to borrow up to $150 million from the Lenders and any other lenders thereafter becoming a party to the DIP Credit Facility as arranged by Greenwich, as the administrative agent, and CIT, as the documentation agent.

The DIP Credit Facility consists of one tranche under which the Company may borrow up to $50 million for general corporate purposes and to fund an orderly Section 363 sales process ("Tranche A") and may include a second tranche under which the Company will be advanced up to $50 million to repay that certain Servicer Advance Financing Facility Agreement by and between New Century Mortgage Corporation, one of the Company’s indirect wholly owned subsidiaries, and Citgroup Global Markets Realty Corp. and to fund new qualifying servicing advances ("Tranche B"). Outstanding advances under the DIP Credit Facility may not exceed $50 million, provided that the Lenders may in their sole discretion increase the maximum amounts that may be advanced to $100 million by either increasing Tranche A by up to $50 million and/or making advances available under Tranche B. If the Company and the Lenders agree, the maximum amounts that may be advanced under the DIP Credit Facility may be further increased to $150 million.

Each of the Company and its direct or indirect subsidiaries that is a debtor in the previously disclosed Chapter 11 bankruptcy proceeding is a joint and several obligor under the DIP Credit Facility. Pursuant to the DIP Credit Facility each obligor granted a first priority lien on its unencumbered assets and a junior lien on its encumbered assets as security for its obligations under the DIP Credit Facility.

Item 7.01 Regulation FD Disclosure.

Documents filed in connection with the bankruptcy cases (other than documents filed under seal or otherwise subject to confidentiality protections) may be accessed at the United States Bankruptcy Court for the District of Delaware's Internet site, www.deb.uscourts.gov, through an account obtained from Pacer Service Center at 1-800-676-6856. Links to such documents may also be found on the website of the Company's Claims and Noticing Agent, XRoads Solutions Group, at www.xroadscms.net/newcentury. A link to the Claims and Noticing Agent's site and additional information may also be found at the Company's restructuring website at www.ncenrestructuring.com/caseinfo/index.html. The information set forth on the foregoing websites shall not be deemed to be a part of or incorporated by reference into this Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Century Financial Corporation

April 26, 2007	By:	/s/ Brad A. Morrice

Name: Brad A. Morrice
Title: President and Chief Executive Officer